Exhibit (j)(2)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 64 to the Registration Statement on Form N-1A of Fidelity Advisor Series I: Fidelity Advisor Asset Allocation Fund, and Fidelity Advisor Fifty Fund of our reports dated January 15, 2004, Fidelity Advisor Dividend Growth Fund of our report dated January 8, 2004, Fidelity Advisor Dynamic Capital Appreciation Fund of our report dated January 12, 2004, Fidelity Advisor Leveraged Company Stock Fund of our report dated January 16, 2004, and Fidelity Advisor Small Cap Fund of our report dated January 9, 2004 on the financial statements and financial highlights included in the November 30, 2003 Annual Reports to Shareholders of the above referenced funds.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statement of Additional Information.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
January 28, 2004